Exhibit 99.1

Update of Risk Factors

Certain statements in this exhibit constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this document, the words “anticipate,” “believe,” “estimate,” “plan,” “goal,” and “expect” and similar expressions are generally intended to identify forward-looking statements. Any forward-looking statements, including statements regarding our intent, beliefs, or expectations are not guarantees of future performance. These statements are subject to risks and uncertainties and actual results may differ materially from those in the forward-looking statements as a result of various factors, included but not limited to the factors listed in Item 1A of our most recent 10-K dated March 17, 2015, and the following factors related to our previously announced restatement:

Risks that Relate to Our Announced Restatement of Our Consolidated Financial Statements, Our Failure to Timely File Our Required Reports with the SEC and Accounting and Internal Controls.

•	We announced that we intend to restate our consolidated financial statements and replace our registered independent public accounting firm. Such restatement and change in accounting firms requires a thorough review of our financial statements, which could result in the identification of additional errors and require the correction of additional items, which could be material.

As previously disclosed in a Form 8-K dated April 24, 2015, the Audit Committee of the Board of Directors of Akorn, upon the recommendation of our management, concluded that the previously issued consolidated financial statements for the year ended December 31, 2014, and the previously issued unaudited condensed consolidated financial statements contained in our Quarterly Reports on Forms 10-Q/A for the quarters ended June 30, 2014 and September 30, 2014 and the disclosures and related communications for each of those periods should not be relied upon because of errors in the financial statements in those associated periods. These errors will be corrected in restated financial information. The announced restatement relates primarily to understatements of rebates and other sales allowances that have resulted in an overstatement of our net revenue for the periods described above, and other related matters. Management continues to perform the work necessary to complete the restatement and assess items such as: (i) customer payment term modifications and related revenue recognition practices, timing and disclosures for 2013 through 2015 and (ii) returns processing delays in 2015. Because the restatement work, review, and audit are not complete, our assessment of the nature, scope or amount of restatements is still preliminary and subject to the completion of the restatement and the audit. Additional items contained in our financial statements may need to be corrected in the restatement, and such corrections could result in additional material corrections to our financial statements.

We have also announced that on January 14, 2016, our Audit Committee engaged BDO USA, LLP as our new independent registered public accounting firm, replacing KPMG LLP, which was dismissed by our Audit Committee on January 10, 2016. BDO will conduct audits of our financial statements for the years ended December 31, 2014 and December 31, 2015. As a result of the ongoing review of our financial statements and the change in our independent registered public accounting firm, additional items contained in our financial statements may need to be corrected in the restatement. Such corrections could relate to items that may be material.

•	Our failure to timely file our periodic reports with the SEC has, among other things, resulted in a default under our convertible note, a breach of covenants under our loan agreements and could further impact our credit rating, each of which could materially and adversely affect our financial condition and/or results of operations. The breach of covenants under our loan agreements could also have an adverse impact on our ability to obtain debt financing in the future on similar terms, could increase our costs of capital, and could materially and adversely affect our financial condition and results of operations.

We did not timely report our Quarterly Reports on Form 10-Q for the quarters ending March 31, 2015, June 30, 2015 and September 30, 2015 and do not anticipate timely reporting our Annual Report on Form 10-K for the year ending December 31, 2015 (collectively, “the 2015 filings”). Thus, we have not been able to comply with the requirement of the Securities Exchange Act of 1934 that we timely file an annual report on Form 10-K for 2015 and quarterly report on Form 10-Q for each quarter in 2015. In addition, we may not be able to make timely filings of one or more periodic reports for 2016 all of which could negatively impact our credit rating, and could have an adverse impact on our ability to finance in the future, the cost of future financings, and/or our results of operations. See “One of our credit ratings was downgraded in November of 2015, which could adversely affect our access to liquidity, working capital, financing in the future, and could increase financing costs.”

•	Our failure to file our periodic reports timely with the SEC could result in the potential delisting of our common stock from Nasdaq, which could materially and adversely affect our stock price, financial condition and/or results of operations.

Our failure to file periodic reports with the SEC for 2015 has resulted in our not being in compliance with relevant Nasdaq Listing Rules. Delisting proceedings have been stayed until May 9, 2016. Although our goal is to regain compliance with Nasdaq Listing Rules by the required deadline, we are not able to definitively predict when we will be able to complete and file our 2015 periodic reports.

o	Our stock may be delisted from the Nasdaq Global Select Market, which could have a material adverse effect on us by, among other things, reducing:

▪	The liquidity of our common stock;

▪	The market price of our common stock;

▪	The number of institutional and other investors that will consider investing in our common stock;

▪	The number of market makers in our common stock;

▪	The availability of information concerning the trading prices and volume of our common stock;

▪	The number of broker-dealers willing to execute trades in shares of our common stock;

▪	Our ability to obtain equity financing for the continuation of our operations;

▪	Our ability to use our equity as consideration in any merger transaction; and

▪	The effectiveness of equity-based compensation plans for our employees used to attract and retain individuals important to our operations

•	The ongoing restatement of our previously issued financial statements has resulted in various governmental investigations and could result in government enforcement actions and shareholder lawsuits, which could have a material adverse impact on our results of operations, financial condition, liquidity, and cash flows.

As previously disclosed, we are a defendant in a securities class action litigation relating to our previous public disclosures. In March 2015, putative class action plaintiff Solomon Yeung filed suit in the Federal District Court, Northern District of Illinois against Akorn, Inc., Rajat Rai, Timothy Dick and Bruce Kutinsky, alleging defendants violated Rules 10b-5 and 20(a) of the Securities Exchange Act of 1934. In May 2015, putative class action plaintiff, Mikolaj Sarzynski filed an additional suit in the same Court, alleging that, in addition to the claims in the Yeung action, we made false and misleading statements regarding, and failed to disclose details about, errors it made in calculating chargeback reserves and understatements of rebates and other sales allowances, which caused our revenue to be overstated. In August 2015, the same Court granted motions to consolidate these two cases. As previously disclosed, a shareholder derivative action was filed in August 2015, naming us, our Board of Directors and certain of our current and former officers as defendants. The action alleges breach of fiduciary duty, corporate waste, gross mismanagement, unjust enrichment, and violations of the securities laws by the individual defendants based on allegations relating to our restatement of its 2014 financial statements. A second shareholder derivative action was filed in December 2015, naming us, our Board of Directors and certain of our current and former officers as defendants. In addition, our Board of Directors has received a shareholder demand for legal action to be taken against certain members of our Board of Directors and senior management based on alleged breaches of fiduciary duties and other misconduct in connection with the restatement. Our Board of Directors formed a special committee to conduct an inquiry into the demand allegations and to provide its conclusions and recommendations to the Board.

In addition, as previously disclosed, the Chicago Regional Office of the SEC is conducting an investigation regarding the restatement, internal controls and other related matters. Additionally, the United States Attorney’s Office for the Southern District of New York (“USAO”) has requested information regarding these matters. Akorn has been furnishing requested information and fully cooperating with the SEC and USAO. We could become subject to one or more government enforcement actions arising out of these inquiries.

Our management may be required to devote significant time and attention to these matters, and these and additional matters that arise from the restatement could have a material adverse impact on our results of operations, financial condition, liquidity and cash flows. While we cannot predict the outcome of these matters or estimate the potential exposure at this time, we have already expended significant resources investigating the claims underlying and defending these matters and expect to continue to expend significant resources defending these matters.

•	Management’s attention and focus has been on the restatement of financial information and remediation of our failure to file our periodic reports timely which has reduced focus on operations.

As a direct result of the restatement and investigation into the circumstances of the restatement, our management has devoted significant time and attention to the restatement, the review of accounting procedures and errors, the audit of our financial statements, and related matters, and will continue to devote significant time and attention to these and additional matters that arise from the restatement. This diverts management focus from other matters, and could have an adverse impact on our results of operations, financial condition, liquidity and cash flows as a result.

•	One of our credit ratings was downgraded in November of 2015, which could adversely affect our access to liquidity, working capital, and financing in the future, and could increase financing costs.

Nationally recognized credit rating organizations have issued credit ratings relating to our long-term debt. In 2015, our credit rating with S&P was downgraded from “B+” to “B”. Our current long-term credit ratings are “B1” with Moody’s and “B” with S&P, both of which are below investment grade. Additional rating agency reviews could result in a further change in outlook or downgrade. Our credit ratings could limit our access to new financing in the future, particularly short-term financing; result in an increase in financing costs, including interest expense under our debt instruments; and result in less favorable covenants and financial terms of our financing arrangements.

This downgrade to our credit rating could reduce our flexibility with respect to working capital. Changes in our credit profile could affect the way that suppliers view our ability to make payments and could result in less favorable payment terms, which could adversely affect our ability to fund our working capital. We have significant working capital needs, as the nature of our business requires us to purchase and maintain inventories that enable us to fulfill wholesaler and retailer demand. We finance our working capital needs primarily through cash flow from our operations but may require borrowings under our bank facility. Although we expect to have sufficient liquidity to meet our foreseeable needs, if we are unable to finance our working capital needs on the same terms going forward, or if our working capital requirements increase and we are unable to finance the increase, we may not be able to purchase the products required by our customers, which could result in a loss of sales and additional liabilities due to various contractual penalties.

•	Our failure to timely file our periodic reports with the SEC limits us from accessing the public markets to raise debt or equity capital, which limits our ability to access debt capital financing, which in turn limits our ability to pursue one of our core strategies of acquisitions.

We did not file our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015. We do not anticipate timely filing of our Annual Report on Form 10-K for the year ended December 31, 2015 and we may not be able to make timely filings of one or more periodic reports for 2016. Because we are not current in our reporting requirements with the SEC, we are limited in our ability to access the public markets to raise debt or equity capital. This limits our options to finance our business, and substantially limits our ability to finance potential acquisitions. One of our core business strategies is to acquire complementary businesses in order to grow our company. This limited ability to access the public markets could prevent us from pursuing transactions or implementing business strategies that we believe would be beneficial to our business. As needs arise, we may seek additional borrowings or alternative sources of financing; however, difficulties in borrowing money or raising financing could have a material adverse effect on our operations, planned capital expenditures and ability to fund further growth.

•	We may incur significant additional costs to complete the restatement of previously issued financials and to remediate our failure to timely file our periodic reports.

As previously disclosed, we are currently in the process of restating previously filed financial statements, remediating our previously existing material weaknesses, and evaluating if further remedial action is appropriate. These restatements, and the review of the misstatements that necessitated our review of our financial statements, have been time consuming, expensive and could expose us to a number of additional risks, which could materially adversely affect our financial position, results of operations, and cash flows.

In particular, we have incurred significant expense, including significant audit, legal, consulting, and other professional fees, and lender and noteholder consent fees, in connection with the restatement of our previously issued financial statements and the ongoing remediation of material weaknesses in our internal control over financial reporting. We have taken a number of steps, including adding significant internal resources and implemented a number of additional procedures, in order to strengthen our accounting function and attempt to reduce the risk of additional misstatements in our financial statements. To the extent these steps are not successful, we could be forced to incur additional time and expense. Our management’s attention has also been diverted from the operation of our business in connection with the restatements and ongoing remediation of material weaknesses in our internal controls (for more detail see “Management’s attention and focus has been on the restatement of financial information and remediation of our failure to timely file our periodic reports which has reduced focus on operations.”).

•	As a result of uncertainty of timing of the restatement of previously issued financials and the remediation of the failure to file our period reports timely we may incur a loss of key personnel necessary to continued success.

Our success depends on our ability to attract and retain highly skilled personnel, including senior management. From time to time, we experience turnover in some of our senior management positions. We compensate our employees through a combination of salary, bonuses, benefits, and equity compensation. Recruiting and retaining skilled personnel is highly competitive. If we fail to provide competitive compensation to our employees, it will be difficult to retain, hire, and integrate qualified employees and we may not be able to maintain and expand our business. If we do not retain our senior managers or other key employees for any reason, we risk losing institutional knowledge, experience, expertise and other benefits of continuity as well as the ability to attract and retain other key employees.

The equity component of our employees’ compensation is designed to provide incentives for our employees to perform highly and remain with us. Volatility or lack of positive performance in our stock price, including declines in our stock price in the past year due to our pending restatement and related matters, may affect our ability to retain key employees, many of whom have been granted equity incentives. In addition, during the pending restatement, our employees’ ability to use stock options and equity compensation has been compromised. Also, the risk that our stock could potentially be delisted from Nasdaq may cause increased volatility in our stock price and could affect the way that employees view the value of their stock options and equity incentives, so may affect our ability to retain key employees (for more detail, see “Our failure to timely file our periodic reports with the SEC could result in the potential delisting of our common stock from Nasdaq which could materially and adversely affect our stock price, financial condition and/or results of operations.”).